UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2008

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 19, 2008, Abraxis BioScience, LLC (“Abraxis”), the wholly-owned operating subsidiary of Abraxis BioScience, Inc. (“Registrant”), entered into an agreement (the “Agreement”) with AstraZeneca UK Limited (“AstraZeneca”) under which, subject to the satisfaction of the terms and conditions thereof, Abraxis would re-acquire exclusive rights to market ABRAXANE® in the United States.

Under the Agreement, the Co-Promotion and Strategic Marketing Services Agreement between Abraxis and AstraZeneca (the “Co-Promotion Agreement”) will end effective on the date between January 1, 2009 and January 5, 2009 on which the board of directors of Registrant may approve ending the Co-Promotion Agreement and notice thereof has been timely received by AstraZeneca. If Registrant’s board of directors so approves ending the Co-Promotion Agreement, then Abraxis will pay AstraZeneca a $268 million fee. If Registrant’s board of directors does not so approve, then the Co-Promotion Agreement will continue with an amended 50% commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: November 24, 2008	By:	/s/ David D. O’Toole
David D. O’Toole
Chief Financial Officer